SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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                          Suncrest Global Energy Corp.

(Name of Registrant as Specified In Its Charter)

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SUNCREST GLOBAL ENERGY CORP.

#584, 3353 South Main

Salt Lake City, Utah 84115

Telephone:  (801) 323-2395

INFORMATION STATEMENT

This information statement is being furnished by Suncrest Global Energy Corp., a Nevada corporation, to the holders of our common stock.  On October 20, 2006, our board of directors proposed by resolution a 13-to-1 reverse split of our common stock (the “Reverse Split”).  On October 23, 2006 (the “Record Date”) stockholders holding 27,241,000 shares of common stock, representing 69.8% of our outstanding common stock, executed and delivered a written consent approving and adopting the Reverse Split.  As a result, the Reverse Split was approved by a majority of the issued and outstanding shares of common stock in lieu of a special meeting of stockholders and no further votes will be needed.

This information statement is being mailed on or about November 21, 2006 to all stockholders of record at the close of business on the Record Date.  This information statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The purpose of this information statement is to inform holders of our common stock entitled to vote or give an authorization or consent in regard to the action authorized by the written consent that the corporate action has been approved.  Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until on or about December 11, twenty days after the date this information statement is mailed to the stockholders.  Therefore, this information statement is being sent to you for informational purposes only.

You should carefully read the entire information statement to more fully understand these matters affecting the company.  If you have any questions regarding this information statement please contact:

Stockholder Relations

Suncrest Global Energy Corp. Inc.

#584, 3353 South Main

Salt Lake City, Utah 84115

Telephone:  (801) 323-2395

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

INTRODUCTION

Nevada law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power.  Our board of directors (the “Board”) proposed by resolution the Reverse Split and the resolution was approved by a majority of our outstanding common stock entitled to vote on the matter; including,  our former parent corporation, VIP Worldnet, Inc., and our management.  Therefore, no vote of any other stockholder is necessary and stockholder votes are not being solicited.  On or about December 11, 2006, twenty calendar days after the mailing date of this information statement, our executive officers will complete any necessary procedures to effect the Reverse Split.

REVERSE SPLIT OF OUTSTANDING SHARES

On the Record Date we had 39,050,000 shares of outstanding common stock and the Reverse Split will reduce that number to approximately 3,038,462 outstanding shares.  When the Reverse Split is effected, each stockholder who holds fractional shares of 0.5 or more will be issued one share.  Also, after the Reverse Split is completed the number of shares outstanding may increase depending on the amount of shares issued for fractional shares.  In addition, we will be required to request a new trading symbol for our common stock listed on the OTC Bulletin Board.

Since we sold our mini oil refinery in August 2006, our business plan moving forward is to seek, investigate, and, if warranted, acquire an interest in a business opportunity.  Based on current economic and regulatory conditions, management believes that it is possible, if not probable, for a company like ours, without many assets or liabilities, to negotiate a merger or acquisition with a viable private company.  The purpose of the Reverse Split is to reduce the amount of outstanding shares of common stock in order to position the company so that it is more attractive as a merger or acquisition candidate.  As of the date of this filing, we have not identified any assets or business opportunities for acquisition or merger.

The Reverse Split results in each current stockholder retaining the same proportionate interest in Suncrest Global as he/she/it held prior to the Reverse Split.  However, we will have additional authorized common shares to issue in the future.  When and if these shares are issued, each stockholder’s proportionate interest and voting power will be reduced accordingly.  In the context of an acquisition or merger, we may issue an amount of shares to convey a majority interest to other parties, which may reduce the proportionate voting power of our current stockholders significantly.

OTHER INFORMATION

DESCRIPTION OF SECURITIES

Suncrest Global has 70,000,000 authorized common shares, par value $.001, and 5,000,000 authorized shares of preferred stock, par value of $.01.  The preferred and common shares may be issued for consideration as determined by the Board without any action from the stockholders.  As of the date of this information statement we do not have any preferred stock outstanding.

Common Stock

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share of common stock entitles the holder thereof:

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to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders,

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subject to preferential rights of the preferred stock, to participate equally in and to receive any and all dividends paid on the common stock as may be declared by the Board out of funds legally available; and

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subject to preferential rights of the preferred stock, to participate pro rata in any distribution of assets available for distribution upon liquidation of Suncrest Global.

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These stockholders have no preemptive rights to acquire additional shares of common stock or any other securities.

Preferred Stock

We have 5,000,000 authorized shares of preferred stock and each share of preferred stock entitles the holder thereof:

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to ten non-cumulative votes for each share held of record on all matters submitted to a vote of the stockholders,

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to enjoy preferential treatment for any and all dividends as may be declared by the Board out of funds legally available; and

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each preferred share may be converted, at the holder’s option, into ten (10) shares of common stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table lists the beneficial ownership by our management and each person or group known by us to own beneficially more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based upon 39,050,000 outstanding shares as of the Record Date.

Certain Beneficial Owners
Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percentage of class
VIP Worldnet, Inc. 154 E. Ford Avenue Salt Lake City, Utah 84115	Common	15,036,621 (1)	38.5%

(1)

VIP Worldnet, Inc. holds 15,000,000 shares and its officers beneficially own the following shares of our common stock: Joanne Clinger, President, owns 28,597 shares and Wayne Reichman, Treasurer, owns 8,024 shares.

Management
Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percentage of class
John W. Peters 2554 West 4985 South Taylorsville, UT 84118	Common	7,500,200 (2)	19.2%
April L. Marino #584, 3353 S. Main Street Salt Lake City, UT 84115	Common	400	Less than 1%
All directors and executive officers as a group	Common	7,500,600	19.2%
(2) Represents 7,500,000 common shares owned by Mr. Peters and 200 shares owned by his spouse.

DELIVERY OF INFORMATION STATEMENT

For more detailed information about the company, including our audited financial statements, you may refer to our recent Form 10-KSB for the year ended June 30, 2006 filed with the Securities and Exchange Commission.  This information may be found at the SEC’s EDGAR database at www.sec.gov.

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this information statement.  These documents will be provided by first class mail or other equally prompt means within one business day of the request.  Please make your request to the address or phone number below.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders.  We will promptly deliver separate copies to a household of any stockholder who did not receive an individual copy and who requests a copy.  Please submit your request to:

Stockholder Relations

Suncrest Global Energy Corp., Inc.

#584, 3353 South Main

Salt Lake City, Utah 84115

Telephone:  (801) 323-2395

By order of the Board of Directors,

/s/   April L. Marino

April L. Marino, Secretary

November 20, 2006